Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of September __, 2019 (this “Amendment”), is entered into by and among Monroe Staffing Services, LLC, a Delaware limited liability company (“Buyer”), Staffing 360 Solutions, Inc. a Delaware corporation (“Parent”) and Pamela D. Whitaker, a natural person (“Seller”).

RECITALS

WHEREAS, Buyer, Seller and Parent are parties to that certain Share Purchase Agreement dated as of August 27, 2018 (the “Share Purchase Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, Buyer, Seller and Parent desire to amend the Share Purchase Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Capitalized Terms

.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Share Purchase Agreement.

2.Earn-out Payments.  Notwithstanding the provisions of Section 1.03(b) of the Share Purchase Agreement and Section 1.03(c) of the Share Purchase Agreement, the parties hereto agree as follows:

(a)The First Year Earnout in the amount of Two Million, Twenty Seven Thousand and One Hundred and Ninety Eight Dollars ($2,027,198.00) and the Second Year Earnout in the amount of Two Million, Twenty Seven Thousand and One Hundred and Ninety Eight Dollars ($2,027,198.00) is hereby deemed earned and payable in full.

(b)The Buyer may delay the payment of the First Year Earnout, provided, however, that for each full calendar month that such payment is delayed, Buyer shall pay Seller interest in the amount of $10,000/full calendar month and the first payment shall be due on September 30, 2019, with subsequent payments due on or before the  last business day of each calendar month. Such interest shall be pro-rated for any partial calendar months.  Buyer expects that it will pay the First Year Earnout on or around November 29, 2019, but failure to make payment shall not be a breach of the Share Purchase Agreement so long as Buyer continues to pay interest as set forth in this Section 2(a) and such payment is made in full by February 27, 2020.

(c)The Second Year Earnout shall be due and payable on February 27, 2020.

Governing Law

(a); Jurisdiction. Sections 8.08 of the Share Purchase Agreement is incorporated herein by reference and made a part hereof.

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4.Confirmation of the Share Purchase Agreement.  Except as set forth herein, the Share Purchase Agreement shall remain in full force and effect.

5.Amendments; Waiver; Entire Agreement. This Amendment may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each party hereto.  Any provision of this Amendment may be waived if, but only if, such waiver is in writing and is signed by the party or parties against whom enforcement of any such waiver is sought and specific reference to this Amendment is made in such writing.  The waiver by any party of a breach of any provision of this Amendment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Amendment together with the Share Purchase Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof.

[Signature page follows.]

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IN WITNESS WHEREOF this Amendment has been duly executed and delivered by each Party as of the date first above written.

BUYER:	Monroe staffing services, llc

By:
Name:
Title:

SELLER:	By: Name: Pamela D. Whitaker

PARENT: STAFING 360 SOLUTIONS, INC.

By:
Name: Brendan Flood

Title: President and Chief Executive Officer

[Signature Page to Amendment Agreement]